EXHIBIT 99.1

MARKETAXESS ANNOUNCES MONTHLY VOLUME STATISTICS FOR APRIL

NEW YORK, May 4, 2005 — MarketAxess Holdings Inc. (Nasdaq: MKTX), the operator of a leading electronic trading platform for U.S. and European high-grade corporate and emerging markets bonds, today announced total monthly trading volume for April 2005 of $25.6 billion, consisting of $15.6 billion in U.S. high-grade volume, $6.3 billion in European high-grade volume, and $3.7 billion in other volume.

MarketAxess also announced that it has posted trading volume data for April on its website (www.marketaxess.com). Monthly volume updates are posted in the Investor Relations section of the website on or before the tenth business day of each month. The data provide current month and historical volume totals on a monthly, quarterly, and annual basis.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including statements about the outlook and prospects for Company and industry growth, as well as statements about the Company’s future financial and operating performance. These and other statements that relate to future results and events are based on MarketAxess’ current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including: general economic and business conditions, the level of trading volume transacted on our platform, the absolute level and direction of interest rates and the corresponding volatility in the corporate fixed-income market, the level and intensity of competition in the electronic trading fixed-income industry and the pricing pressures that may result, MarketAxess’ ability to develop new products and offerings based on new or evolving technology and the market’s acceptance of those products, market psychology and the geopolitical environment. The Company’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. More information about these and other factors affecting MarketAxess’ business and prospects is contained in MarketAxess’ periodic filings with the Securities and Exchange Commission and can be accessed on www.marketaxess.com.

About MarketAxess

MarketAxess operates one of the leading platforms for the electronic trading of corporate bonds and certain other types of fixed-income securities, serving as an electronic platform through which our more than 500 active institutional investor clients can access the liquidity provided by our broker-dealer clients. MarketAxess’ multi-dealer trading platform allows our institutional investor clients to simultaneously request competitive, executable bids or offers from multiple broker-dealers, and to execute trades with the broker-dealer of their choice. MarketAxess offers our clients the ability to trade U.S. high-grade corporate bonds, European high-grade corporate bonds, agencies and emerging markets bonds. MarketAxess also provides data and analytical tools that help our clients make trading decisions, and we facilitate the trading process by electronically communicating order information between trading counterparties. MarketAxess’ current participating dealers are: ABN AMRO, Banc of America Securities, Barclays PLC, Bear Stearns, BNP Paribas, Citigroup Global Markets, Credit Suisse First Boston, Deutsche Bank Securities, DZ Bank, FTN Financial, Goldman Sachs, HSBC, ING Financial Markets, J.P. Morgan Chase, Lehman Brothers, Merrill Lynch, Morgan Stanley, The Royal Bank of Scotland, Santander Investment Securities, SG Corporate & Investment Banking, UBS and Wachovia Securities.

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Contacts:

Media Relations

Andy Nybo	Melissa Kanter
MarketAxess Holdings Inc.	Edelman
(212) 813-6246	(212) 704-8261

Investor Relations

Stephen Davidson	Michele Loguidice
MarketAxess Holdings Inc.	Edelman
(212) 813-6007	(212) 704-8243